Exhibit 10.1


                          THE ZIEGLER COMPANIES, INC.
                           1998 STOCK INCENTIVE PLAN
           (restated to reflect amendments through April 23, 2002)


I.    INTRODUCTION

      1.01 Purpose. This plan shall be known as The Ziegler Companies, Inc. 1998 Stock Incentive Plan (the "1998 Plan" or the "Plan"). The purpose of the Plan is to provide incentive for key employees of The Ziegler Companies, Inc. and its Subsidiaries to improve corporate performance on a long-term basis, and to attract and retain key employees and qualified directors.

      1.02 Effective Date. The effective date of the 1998 Plan shall be April 20, 1998, subject to approval of the 1998 Plan by the shareholders of The Ziegler Companies, Inc. at the 1998 annual meeting. Any Awards granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.

      1.03 Effect on Prior Plans. If the 1998 Plan is approved, no further awards or grants will be made under The Ziegler Company, Inc. 1993 Employees' Stock Incentive Plan. Options granted under that plan will remain in effect until they have been exercised or have expired. The options shall be administered in accordance with their terms and in accordance with the plan under which they were granted.

II.	PLAN DEFINITIONS

      2.01 Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

      (a) "Award" shall mean the grant of any form of stock option, restricted stock or stock appreciation right.

      (b)   "Board" shall mean the Board of Directors of the Company.

      (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (d) "Committee" shall mean the Organization and Compensation Committee of the Board, as described in Section 4.01.

      (e) "Company" shall mean The Ziegler Companies, Inc., a Wisconsin corporation.

      (f) "Company Stock" shall mean Common Stock of the Company and such other stock and securities as may be substituted therefor pursuant to Section 3.02.

      (g) "Eligible Participant" shall mean any regular salaried employee of the Company or a Subsidiary who satisfies all of the requirements of Section 5.01 and any director of the Company; provided, however that any director of the Company who is not also an employee of the Company shall not be eligible to receive an incentive stock option.

      (h) "Fair Market Value" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the average of the high and low sales prices recorded in composite transactions for such date. If such date is not a business day or in the absence of reported sales on such date, "Fair Market Value" shall mean the closing sales price on the next preceding business date with respect to which sales were reported. If the stock is not then listed and traded on a registered national securities exchange and is not quoted in the NASDAQ National Market System, then "Fair Market Value" shall be determined in good faith by the Committee.

      (i) "Grantee" shall mean any person who has been granted an Award under the Plan.

      (j) "Option Period" shall mean the period of time provided pursuant to Section 6.04 within which a stock option may be exercised.

      (k) "Subsidiary" shall mean any corporation now or hereafter in existence in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).

III.  SHARES SUBJECT TO OPTION

      3.01 Available Shares. The total number of shares of Company Stock that may be issued under the Plan, shall in the aggregate not exceed four hundred thirty-five thousand (435,000) shares. Shares subject to and not issued under an option or stock appreciation right which expires, terminates, is canceled or forfeited for any reason under the Plan and shares of restricted Company Stock which have been forfeited before the Grantee has received any benefits of ownership, such as dividends from the forfeited shares, shall again become available for the granting of Awards.

      3.02 Changes in the Number of Available Shares. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, dividend in partial liquidation, or other recapitalization of the Company, the aggregate number and kind of shares which may thereafter be offered under the Plan shall, in the discretion of the Committee, be proportionately and appropriately adjusted and the number and kind of shares then subject to options granted to employees under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV.   ADMINISTRATION

      4.01 Administration by the Committee. The Plan shall be administered by the Organization and Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) and Section 162(m) of the Code.

      4.02 Committee Powers. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee may adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Participants who are foreign nationals or employed outside of the United States.

      Subject to the provisions of the Plan, the Committee shall have full and final authority to:

      (a)   designate the persons to whom Awards shall be granted;

      (b) grant Awards in such form and amount as the Committee shall determine;

      (c) impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, and


      (d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate.

V.    PARTICIPATION

      5.01 Eligibility. Key employees and directors of the Company and its Subsidiaries (including officers and employees who may be members of the Board) who, in the sole opinion of the Committee, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for Awards under the Plan. From among all such Eligible Participants, the Committee shall determine from time to time those Eligible Participants to whom Awards shall be granted. No Eligible Participants may be granted an Award or Awards covering more than 43,500 shares of Company Stock in any calendar year. No Eligible Participant shall have any right whatsoever to receive an Award unless so determined by the Committee.

     5.02 No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any person or to take any other action affecting such person.

VI.   STOCK OPTIONS

      6.01 General. Stock options granted under the Plan may be in the form of incentive stock options (within the meaning of the Code) or nonqualified stock options. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case. Without limiting the generality of the foregoing, the Committee may condition the exercise of stock options upon the attainment of specified levels of revenue, earnings per share, net income, return on equity, return on sales, stock price, costs, individual performance measures or such other factors or criteria as the Committee shall determine. The provisions of option grants need not be the same with respect to each recipient.

      6.02 Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be determined in each case by the Committee and set forth in each stock option agreement. In no event shall such price be less than one hundred percent (100%) of the Fair Market Value of the Company Stock when the option is granted. Notwithstanding the foregoing, the Committee may grant nonqualified stock options with an option price of less than 100% of the Fair Market Value of the Company Stock on the condition that the Grantee make a cash payment to the Company on the date of grant of at least the difference between the Fair Market Value of the Company Stock and the option price (i.e., the sum of the cash payment and the option price must be equal to or in excess of the Fair Market Value of the Company Stock on the date of grant). Employees who own, directly or indirectly, within the meaning of Code Section 425(d), more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation shall not be eligible to receive an incentive stock option hereunder unless the purchase price per share under such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

      6.03 Date Option Granted. For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Committee authorized the grant of the option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the option; provided, however, that in either case notice of the grant of the option shall be given to the employee within a reasonable time.


      6.04 Period for Exercise. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Grantee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that:

      (a) No option granted under this Plan may be exercised until at least six months have elapsed from the date of grant (except in the case of death or disability) or prior to shareholder approval of the Plan,

      (b)   No Option Period for an incentive stock option may exceed ten
            (10) years from the date the option is granted, and

      (c) Options must be exercised while the Grantee is employed by the Company or a Subsidiary or within three months after termination of employment, or if termination is caused by death or disability, within one year after such termination.

      (d) Unless permitted by the Committee, no option may be exercised by an employee who has been terminated for cause, as determined by the Committee; and no option shall vest after termination of employment for any reason.

      6.05 Special Rule for Incentive Stock Options. For so long as Section 422 (or any successor provision) of the Code so provides, the aggregate Fair Market Value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a Grantee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code.

      6.06 Method of Exercise. Subject to Section 6.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Grantee, the Grantee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Grantee shall be under any obligation to exercise any option hereunder. The holder of an option shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been delivered to him or her.

      6.07 Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee may, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

      (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price

      (b) The Committee may cancel such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the employee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option.

      6.08  Substitute Options.  Notwithstanding the provisions of Sections
6.02 and 6.03 above, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Eligible Participants on account of such transaction may be granted options in substitution for options granted by their former employer. If such substitute options are granted, the Committee, in its sole discretion and consistent with
Section 424(a) of the Code, may determine that such substitute options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the shares on the grant date.

VII.  RESTRICTED STOCK

      7.01 Administration. Shares of restricted stock may be issued either alone or in addition to other Awards granted under the Plan; provided that a maximum of 30,000 shares of restricted stock may be granted in any calendar year. The Committee shall determine the Eligible Participants to whom and the time or times at which grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of restricted stock upon the attainment of specified levels of revenue, earnings per share, net income, return on equity, return on sales, stock price, costs, individual performance measures or such other factors or criteria as the Committee shall determine. The provisions of restricted stock Awards need not be the same with respect to each recipient.

      7.02 Awards and Certificates. Each individual receiving a restricted stock Award shall be issued a certificate in respect of such shares of restricted stock. Such certificate shall be registered in the name of such individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Ziegler Companies, Inc. 1998 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of The Ziegler Companies, Inc."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any restricted stock Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Company Stock covered by such Award.

      7.03 Terms and Conditions. Shares of restricted stock shall be subject to the following terms and conditions:

      (a) Until the applicable restrictions lapse, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock.

      (b) The Grantee shall have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in Company Stock shall be paid in the form of additional restricted stock.

      (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and (d) below, all shares still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee's employment for any reason.

      (d) In the event of hardship or other special circumstances of a Grantee whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee's shares of restricted stock.

      (e) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

      (f) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

VIII.      STOCK APPRECIATION RIGHTS

      8.01 SAR Grants. Stock Appreciation Rights ("SARs") may be granted alone or in addition to other Awards under the Plan. The Committee shall determine the Eligible Participants to whom and the time or times at which SAR grants will be made. The Committee shall have complete discretion to determine the number of shares to which each SAR applies and the terms and conditions of the SARs granted under the Plan; provided that the exercise price of an SAR shall not be less than 100% of the Fair Market Value of
Company Stock on the date the SAR is granted.   Without limiting the
generality of the foregoing, the Committee may condition the exercise of stock appreciation rights upon the attainment of specified levels of revenue, earnings per share, net income, return on assets, return on sales, customer satisfaction, stock price, costs, individual performance measures or such other factors or criteria as the Committee shall determine. Each SAR grant shall be evidenced by an agreement that shall contain the terms and conditions of the SAR Award. The provisions of each SAR Award need not be the same with respect to each recipient.

      8.02 Method of Exercise. An SAR may be exercised in whole or in part from time to time as specified in the SAR agreement. Each Grantee may exercise an SAR by giving written notice of the exercise to the Company, specifying the number of shares with respect to which the SAR is being exercised.

      8.03 Payment of SAR Amount. Upon exercise of an SAR, a Grantee shall be entitled to receive from the Company an amount determined by multiplying:
(a) the difference between the Fair Market Value of the Company Stock on the date of exercise over the exercise price; times (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Company Stock of equivalent value or in some combination thereof.

IX.   WITHHOLDING TAXES.

      9.01 General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an Award or the lapse of stock restrictions. The Company may require, as a condition to the exercise of an Award or the issuance of a stock certificate, that the Grantee concurrently pay to the Company (either in cash or, at the request of Grantee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine.



      9.02 Withholding from Shares to be Issued. In lieu of part or all of any such payment, the Grantee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

      9.03 Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

X.    GENERAL

     10.01 Nontransferability. No Award shall be transferable by a Grantee otherwise than by will or the laws of descent and distribution, provided that in accordance with Internal Revenue Service guidance, the Committee, in its discretion, may grant nonqualified stock options that are transferable, without payment of consideration, to family members of the Grantee or to trusts or partnerships for such family members. The Committee may also amend outstanding stock options to provide for such transferability.

     10.02 General Restriction. Each Award shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of securities thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

     10.03 Expiration and Termination of the Plan. The Plan will terminate ten (10) years after the effective date of the Plan, except as to Awards then outstanding under the Plan, which Awards shall remain in effect until they have been exercised, the restrictions have lapsed or the Awards have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any Awards then outstanding under the Plan.

     10.04 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or the Code. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an Award (either directly or through modification of the Plan) shall, without the consent of the Grantee, alter or impair any rights of the Grantee under the Award.

     10.05 Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.




4